                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       of

                         FAR WEST FINANCIAL CORPORATION

                                 --------------

          FIRST:    The name of the corporation is FAR WEST FINANCIAL
CORPORATION.

          SECOND:   Its principal office in the State of Delaware is located at
No. 129 South State Street, in the City of Dover, County of Kent. The name and address of its resident agent is United States Corporation Company, No. 129 South State Street, Dover, Delaware.

          THIRD:    The nature of the business or objects or purposes to be
transacted, promoted or carried on by the corporation are as follows:

          1. To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporations, associations, trust estates, domestic or foreign, or of the United States or any State, territory or dependency of the United States or any foreign country or any municipality or local authority within or without the United States and to pay therefor in whole or in part in cash, property or by exchanging therefor stocks, bonds or other securities or evidences of indebtedness of the corporation, and, while the holder or owner of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership including voting thereon;

          2. To transact a general real estate agency and brokerage business and to act as agents, brokers or attorneys-in-fact for any person, firm or corporation in buying, selling and dealing in real property and any and every estate or interest therein, including but not limited to, the entering into any transactions involving the financing of subdivisions, homesites or other properties;

          3    To acquire, lease, buy, hold, develop, own, improve, rent, manage, control, sell and deal, generally in real property and any and every estate or interest therein, including, but not limited to, the acquiring, financing and developing of subdivisions, homesites or other properties;

          4. To carry on the business of general brokers, dealers and underwriters in stocks, bonds, securities, mortgages and other choses in action, including the acquisition thereof by original subscription, underwriting or otherwise howsoever; to make investment in such properties; and to hold, manage, mortgage, pledge, sell and dispose of the same in like manner as individuals do;

          5. To aid in any manner any corporation, association or trust estate, domestic or foreign, or any firm or individual, any shares of stock in which, or any bonds, debentures, notes, securities, evidences of indebtedness, contracts or obligations of which, are held by or for the corporation, directly or indirectly, or in which, or in the welfare of which the corporation shall have any interest and to do any actions designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by the corporation or in which it may be at any time interested, directly or indirectly or through other corporations or otherwise; and to organize or promote or facilitate the organization of subsidiary companies;

          6. To acquire by purchase, lease or otherwise, upon such terms and conditions and in such manner as the Board of Directors of the corporation shall determine or agree to, and to the extent to which the same may be allowed by law, all or any part of the property, real and personal, tangible or intangible, of any nature whatsoever, including the good will, business and rights of all kinds, of any other corporation or of any person, firm, or association, which may be useful or convenient in the business of the corporation and to pay for the same in cash, stocks, bonds or in other securities of the corporation, or partly in cash and partly in such stocks, bonds or other securities, or in such other manner as may be agreed, and to hold, possess and improve such properties, and to assume in connection with the acquisition of any such property any liabilities of any such corporation, person, firm or association, and to conduct in any legal manner the whole or any part of any business so acquired, and to pledge, mortgage, sell or otherwise dispose of the same;

          7. To do a general commission merchant's and selling agent's business and to buy, hold, own, manufacture, produce, sell, import, export, and generally deal in and with, and dispose of, either as principal or agent, and upon commission or otherwise, all kinds of personal property whatsoever, without limit as to amount; to make and enter into all manner and kinds of contracts, agreements and obligations by or with any person or persons, corporation or corporations, for the purchasing, acquiring, manufacturing, producing, completing and selling of any articles of personal property of any kind or nature whatsoever, and generally with full power to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purposes of the business;

          8. To obtain, purchase, or otherwise acquire, to hold, own, use, sell, assign or otherwise dispose of, to grant licenses in respect of or otherwise exploit and turn to account, any and all inventions and improvements and any letters patent or application therefor, including design patents, of the United States or other countries and to obtain and hold licenses or other patent rights; to devise, adopt, use, own, purchase or otherwise acquire and to sell, assign or otherwise dispose of, any and all processes, formulae, trade secrets, devices of all kinds, copyrights, trademarks, trade names and trademark rights and registrations or applications for registration therefor in the United States or in other countries, and when purchasing, acquiring or otherwise obtaining any such processes, formulae, trade secrets, devices of all kinds, copyrights, trademarks, trade names or trademark rights, to take over and acquire the good will, assets and business in connection with which said processes, formulae, trade secrets, devices of all kinds, copyrights, trademarks, trade names or trademark rights are or have been used; and to use, exercise and develop the same useful, necessary or convenient to the purposes and objects of the corporation;

          9. To borrow money for any of the purposes of the corporation from time to time without limit, and from time to time, to make, accept, endorse, execute and issue bonds, debentures, promissory notes, drafts, bills of exchange and other negotiable and/or non-negotiable obligations of the corporation for moneys borrowed or in payment for property acquired or for any of the other objects or purposes of the corporation or its business, and to secure the payment thereof and the interest thereon of any such obligations by mortgage, pledge, deed, indenture, agreement or other instrument of trust, or by other lien upon, assignment of, or agreement in regard to, all or any part of the real and/or personal property, rights, privileges or franchises of the corporation wheresoever situated, whether now owned or hereafter to be acquired, to provide that any such bonds, debentures, notes or other obligations shall be convertible into, or exchangeable for stock of the corporation upon such terms and conditions (so far as may be permitted by law) as the Board of Directors shall determine and cause to be specified therein and to sell, pledge or otherwise dispose of such obligations of the corporation for its corporate purposes;

          10. To make any guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts or other obligations so far as the same may be permitted to be done by a corporation organized under the laws of Delaware;

          11. To apply for, purchase or acquire, and to exercise and enjoy any license, power, authority, franchise, right or privilege which any government or authority or any corporation or other public body shall enact, make or grant;

          12. To subscribe to, purchase, acquire, hold, own, invest in, sell, assign, transfer, mortgage, pledge or otherwise dispose of or deal in the stocks, bonds, debentures or other securities and obligations of any other corporation, domestic or foreign; and also to issue in exchange therefor its stocks, bonds and other obligations and to possess and exercise in respect thereof all the rights, powers and privileges of individual owners thereof including any and all voting powers;

          13. Out of funds legally available for such purpose, to purchase, hold and reissue the shares of its own capital stock, its bonds and other securities; provided that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly;

          14. To enter into, make, perform and carry out contracts for any lawful purpose pertaining to its business, without limit as to amount, with any person, firm, association or corporation;

          15. To exercise any of its powers itself, or through the medium of subsidiary corporations, organized under the laws of the United States of America or of any state thereof or of any foreign government or country or subdivision thereof;

          16. To enter into partnership or into any arrangement for sharing of profits, union of interests, co-operation, joint adventure, reciprocal concession or otherwise, with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the company is authorized to carry on or engage in, or any business or transaction capable of being conducted so as directly or indirectly to benefit the company.

          17. To carry out all or any part of the foregoing objects and purposes in any and all parts of the world and to conduct business in all or any of its branches as principal, factor, agent, contractor or otherwise, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations and other entities located in or organized under the laws of any part of the world, and, in carrying out, conducting or performing its business and attaining or furthering any of its objects and purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein enumerated or incidental to the powers herein specified or which at any time may appear conducive to or expedient for the accomplishment of any of such objects and purposes and which might be engaged in or carried on by a corporation formed under the General Corporation Law and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law;

          18. To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the power herein provided for and to do every other act and thing incidental thereto in connection therewith, provided the same be not forbidden by the laws of Delaware.

     The foregoing clauses shall be construed as powers as well as objects and purposes, and the matters expressed in each clause shall, except if otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers; and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the general powers of the corporation or the meaning of general terms, nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

          The corporation shall be authorized to exercise and enjoy all other powers, rights and privileges granted by an Act of the General Assembly of the State of Delaware entitled "An Act providing a General Corporation Law," approved March 10, 1899, to corporations of this character and all the powers conferred upon such corporations by any other laws of the State of Delaware, in force from time to time, so far as not in conflict herewith, or which may be conferred by all acts heretofore or hereafter amendatory of or supplemental to said Act or said Laws, and the enumeration of certain powers as herein specified is not intended as exclusive of, or as a waiver of, any of the powers, rights or privileges granted or conferred by said Act or said laws now or hereafter in force; provided, however, that the corporation shall not in any State, Territory, District, Possession or Country carry on any business or exercise any powers not permitted to it under the laws thereof.

          Nothing herein contained shall be construed as giving the corporation any rights, powers or privileges not permitted to it by law. The corporation shall not have power to construct, maintain and/or operate public utilities within the State of Delaware.

          FOURTH:   The total number of shares of capital stock that the
corporation shall have authority to issue is 40,000,000 shares, consisting of
(a) 30,000,000 shares of common stock having a par value of $1 per share ("Common Stock"), and (b) 10,000,000 shares of preferred stock havings a par value of $1 per share ("Preferred Stock").

     The powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of each class of stock that the corporation has authority to issue, and the express grant of authority to the corporation's board of directors (the "Board of Directors") to fix by resolution or resolutions the designations and the powers, preferences and rights of each share of Preferred Stock and the qualifications, limitations and restrictions thereof that are not fixed by this certificate of incorporation, are as follows:

COMMON SHARES.

     Each share of the Common Stock shall entitle the holder thereof to one vote at all meetings of the corporation's stockholders, except meetings at which only holders of another specified class or series of shares are entitled to vote. Subject to any preference rights with respect to the payment of dividends attaching to the Preferred Stock or any series thereof, the holders of Common Stock shall be entitled to receive, as and when declared by the Board of Directors, dividends that may be paid in money, property or by the issuance of fully paid shares of the corporation. In the event of a liquidation, dissolution or winding up of the corporation or other distribution of the corporation's assets among stockholders for the purpose of winding up its affairs, whether voluntary or involuntary, and subject to the rights, privileges, conditions and restrictions attaching to the Preferred Stock or any series thereof, the Common Stock shall entitle the holders thereof to receive the remaining property of the corporation. Upon this Article Fourth becoming effective, each outstanding share of capital stock shall be, by virtue of such effectiveness, one share of Common Stock.

PREFERRED STOCK.

     1. Shares of Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock shall be of equal rank and shall be identical in all respects except in respect of the particulars that may be fixed by the Board of Directors in the manner set forth in paragraph 2 below. Each share of each series of Preferred Stock shall be identical in all respects with the other shares of such series except that shares of any one series with cumulative dividend rights that are issued at different times may differ as to the dates from which dividends thereon may be cumulative.

     2. The Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series by resolution or resolutions and, in connection with the creation of each such series, to fix by resolution or resolutions providing for the creation and issuance of such shares, in the manner and to the extent now or hereafter permitted by Delaware law, the designation, powers, preferences and rights of the shares of each series, and the qualifications, limitations and restrictions thereof, so far as not inconsistent with the provisions of this Article Fourth applicable to all Series of Preferred Stock. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of:

     (a) the designation of such series and the number of shares which shall constitute such series;

     (b) any provisions for dividends on shares of such series, including the dividend rate, the conditions upon which and the date when such dividends shall be payable, and whether dividends shall be cumulative and if so the date or dates from which dividends shall be cumulative;

     (c) whether shares of such series may be redeemed and, if redeemable, the time or times when, the price or prices at which and the other terms and conditions upon which shares of such series may be redeemed;

     (d) the amount payable per share of such series upon any voluntary or involuntary dissolution, liquidation or winding up of the corporation;

     (e) the terms and amount of any sinking or purchase fund to be provided for the purchase, redemption or retirement of the shares of such series;

     (f) the rights, if any, of the holders of shares of such series to convert such shares into or exchange such shares for shares of Common Stock or of any other series of Preferred Stock, and the terms and conditions of such conversion or exchange;

     (g)  the voting rights, if any, of shares of such series; and

     (h) any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of any shares of such series.

          FIFTH:    The minimum amount of capital with which the corporation
shall commence business is One Thousand Dollars ($1,000.).

          SIXTH:    The names and places of residence of the incorporators are as follows:

           Names                        Residences
           -----                        ----------
     Charles N. Caldwell      50 Broad Street, New York 4,  N.Y.
     Garvin P. Kiernan        50 Broad Street, New York 4,  N.Y.
     Thomas A. McCarthy       50 Broad Street, New York 4,  N.Y.
     John E. Quinn            50 Broad Street, New York 4,  N.Y.
     John Kirchner            50 Broad Street, New York 4,  N.Y.

          SEVENTH:  The corporation  is  to  have  perpetual existence.

          EIGHTH:   The private property of the stockholders shall not be
subject to the payment of corporate debts to any extent whatever.

          NINTH:    All corporate powers of the corporation shall be exercised by the Board of Directors except as otherwise by law or herein provided:

     (a)  Directors need not be stockholders of the corporation;

     (b) At all elections of Directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of Directors with respect to his shares of stock multiplied by the number of Directors to be elected, and that he may cast all of such votes for a single Director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, which right when exercised, shall be termed cumulative voting.

     (c) The number of directors which shall constitute the whole Board of Directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws, but in no case shall the number be less than three. In case of any increase in the number of directors, the vacancy or vacancies created by such increase shall be filled in the manner provided in the by-laws;

     (d) Subject to any limitation contained in the by-laws made by the stockholders, the Board of Directors may make by-laws and from time to time may alter, amend or repeal any by-laws, but any by-laws made by the Board of Directors may be altered, amended or repealed by the stockholders at any meeting of stockholders by the affirmative vote of the holders of a majority of the stock present and voting at such meeting, provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of such meeting;

     (e) The Board of Directors shall have power from time to time to fix and determine and to vary the amount of the working capital of the corporation, to direct and determine the use and disposition thereof, to set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created and to fix the times for the declaration and payment of dividends.

     (f) The Board of Directors may from time to time determine whether and to what extent and at which times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the corporation except as conferred by statute or as authorized by the Board of Directors;

     (g) In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the corporation who is also a director or officer of any such other corporation, or who is also interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract, act or transaction and may vote thereat to authorize any such contract, act or transaction, with like force and effect as if he were not such director or officer of such other corporation, or not so interested;

     (h) Any contract, act or transaction of the corporation or of the directors may be ratified by a vote of a majority of the shares having voting powers at any meeting of stockholders, or at any special meeting called for such purpose, and such ratification shall, so far as permitted by law and by this certificate of incorporation, be as valid and as binding as though ratified by every stockholder of the corporation;

     (i) The Board of Directors may from time to time formulate, establish, promote, and carry out, and amend, alter, change, revise, recall, repeal, or abolish a plan or plans for the participation by all or any of the employees, including directors and officers of the corporation, or of any corporation, company, association, trust, or organization in which or in the welfare of which the corporation has any interest, and those actively engaged in the conduct of the corporation's business, in the profits, gains, or business of the corporation or of any branch or division thereof, as part of the corporation's legitimate expenses, for the granting of stock options to such employees, directors, officers or persons and for the furnishing to such employees, directors, officers, or persons, or any of them, at the corporation's expense, of medical services, insurance against accident, sickness or death, pensions during old age, disability or unemployment, education, housing, social services, recreation or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as the Board of Directors shall determine.

          TENTH:    No holder of stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the corporation or any additional stock to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, but any such unissued stock or such additional authorized issue of new stock, or such securities convertible into stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of their discretion.

          ELEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          TWELFTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate in the manner now or hereafter prescribed by statute; and all rights herein conferred upon the stockholders are granted subject to this reservation.

          THIRTEENTH:    Meetings of stockholders may be held without the State
of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware and the acts amendatory thereof and supplemental thereto, do make and file this certificate of incorporation hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 12th day of November, 1959.

0126N

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/17/1992
                                                         921995128 - 544219

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

          FAR WEST FINANCIAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          FIRST:    That the Board of Directors of the Corporation, acting by
unanimous written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

               "NOW, THEREFORE, BE IT RESOLVED, that, subject to approval of the Corporation's Stockholders at the 1992
          Annual Meeting of Stockholders, Article First of the
          Corporation's Certificate of Incorporation is hereby amended to read in its entirety as follows:

               'FIRST: The name of the Corporation is WESTMINSTER
               CAPITAL, INC.'"

          SECOND:   That at the 1992 Annual Meeting of the Stockholders of the
Corporation, duly held and convened on July 7, 1992, by a vote of the majority of shares present and entitled to vote at such meeting, the stockholders of the Corporation approved said amendment.

          THIRD:    That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware.

          FOURTH:   That the capital of said Corporation will not be reduced
under or by reason of said amendment.

          IN WITNESS WHEREOF, said FAR WEST FINANCIAL CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by its Chairman of the Board and Chief Executive Officer and its Secretary this 13th day of July, 1992.

                                        By: /s/ William Belzberg
                                           ------------------------------------
                                                  William Belzberg,
                                             Chairman of the Board and
                                              Chief Executive Officer
(SEAL)

                                        ATTEST:  /s/ Bruce M. Lloyd
                                               --------------------------------
                                                     Bruce M. Lloyd,
                                                       Secretary

                                STATE OF DELAWARE                         Page 1

                                     [LOGO]

                          OFFICE OF SECRETARY OF STATE

                             ----------------------


     I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FAR WEST FINANCIAL CORPORATION" FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF JULY, A.D. 1992, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO KENT COUNTY RECORDER OF DEEDS ON THE SEVENTEENTH DAY OF JULY, A.D. 1992 FOR RECORDING.


                               * * * * * * * * * *



(SEAL)

                                        /s/  Michael Ratchford
                                        ---------------------------------------
                                        SECRETARY OF STATE
                                        AUTHENTICATION: *3523535

921995128                                         DATE: 07/17/1992